Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "CITYFUNDS I, LLC", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF APRIL, A.D. 2021, AT 5:04 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

5872990 8100
SR# 20211456095

Authentication: 203063148
Date: 04-27-21

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:04 PM 04/26/2021
FILED 05:04 PM 04/26/2021
SR 20211456095 - File Number 5872990

CERTIFICATE OF FORMATION
OF
CITYFUNDS I, LLC

THIS CERTIFICATE OF FORMATION of Cityfunds I, LLC (the "**Company**"), dated as of April 26, 2021, is being duly executed and filed by Gary J. Ross, Esq., as an authorized person, to form a limited liability company under Section 18-201 of the Limited Liability Company Act of the State of Delaware (the "**Act**").

1. The name of the limited liability company is Cityfunds I, LLC.

2. The registered office of the Company in the State of Delaware is 874 Walker Road, Suite C, City of Dover, County of Kent, Zip Code 19904. The name of the registered agent at such address is United Corporate Services.

3. Notice is hereby given that, pursuant to Section 18-215 of the Act, the Company has established one or more designated series and that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company shall be enforceable against the assets of such series only and not against the assets of the Company generally or any other series thereof, and, unless otherwise provided in the limited liability company operating agreement of the Company, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other series thereof shall be enforceable against the assets of such series.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on the 26th of April 2021.

By: *Gary J Ross*

Name: Gary J. Ross, Esq.

Title: Authorized Person